                                                                EXHIBIT g(2)(ii)

[ING FUNDS LOGO]

June 6,2003

Ms. Martha Pierce
Mutual Funds Relationship Management
The Bank of New York
100 Church Street, 10th Floor
New York, NY 10286

Dear Ms. Pierce:

Pursuant to the Foreign Custody Manager Agreement dated January 6, 2003 (the "Agreement"), we hereby notify you of the addition of the following countries to be added/included on Schedule 2 to the Agreement:

         Cayman Islands
         Iceland
         Jamaica
         Palestine
         Vietnam

If you have any questions, please contact me at (480) 477-2118.

Sincerely,

/s/ Michael J. Roland

Michael J. Roland
Executive Vice President & Chief Financial Officer

                               AMENDED SCHEDULE 2

                               SPECIFIED COUNTRIES

    COUNTRY                 EFFECTIVE DATE                COUNTRY                 EFFECTIVE DATE
---------------             ---------------            -------------              ---------------
Argentina                   January 6, 2003            Japan                      January 6, 2003
Australia                   January 6, 2003            Jordan                     January 6, 2003
Austria                     January 6, 2003            Kenya                      January 6, 2003
Bahrain                     January 6, 2003            Lithuania                  January 6, 2003
Bangladesh                  January 6, 2003            Luxembourg                 January 6, 2003
Belgium                     January 6, 2003            Malaysia                   January 6, 2003
Bermuda                     January 6, 2003            Mauritius                  January 6, 2003
Bolivia                     January 6, 2003            Mexico                     January 6, 2003
Botswana                    January 6, 2003            Morocco                    January 6, 2003
Brazil                      January 6, 2003            Namibia                    January 6, 2003
Bulgaria                    January 6, 2003            Netherlands                January 6, 2003
Canada                      January 6, 2003            New Zealand                January 6, 2003
Cayman Islands              May 12, 2003               Nigeria                    January 6, 2003
Chile                       January 6, 2003            Norway                     January 6, 2003
China                       January 6, 2003            Oman                       January 6, 2003
Colombia                    January 6, 2003            Pakistan                   January 6, 2003
Costa Rica                  January 6, 2003            Palestine                  May 12, 2003
Croatia                     January 6, 2003            Panama                     January 6, 2003
Cyprus                      January 6, 2003            Peru                       January 6, 2003
Czech Republic              January 6, 2003            Philippines                January 6, 2003
Denmark                     January 6, 2003            Poland                     January 6, 2003
Ecuador                     January 6, 2003            Portugal                   January 6, 2003
Egypt                       January 6, 2003            Romania                    January 6, 2003
Estonia                     January 6, 2003            Russia                     January 6, 2003
Finland                     January 6, 2003            Singapore                  January 6, 2003
France                      January 6, 2003            Slovakia                   January 6, 2003
Germany                     January 6, 2003            Slovenia                   January 6, 2003
Ghana                       January 6, 2003            South Africa               January 6, 2003
Greece                      January 6, 2003            South Korea                January 6, 2003
Hong Kong                   January 6, 2003            Spain                      January 6, 2003
Hungary                     January 6, 2003            Sri Lanka                  January 6, 2003
Iceland                     May 12, 2003               Swaziland                  January 6, 2003
India                       January 6, 2003            Sweden                     January 6, 2003
Indonesia                   January 6, 2003            Switzerland                January 6, 2003
Ireland                     January 6, 2003            Taiwan                     January 6, 2003
Israel                      January 6, 2003            Thailand                   January 6, 2003
Italy                       January 6, 2003            Transnational              January 6, 2003
Ivory Coast                 January 6, 2003            Turkey                     January 6, 2003
Jamaica                     May 12, 2003               Ukraine                    January 6, 2003

United Kingdom              January 6, 2003
Uruguay                     January 6, 2003
Venezuela                   January 6, 2003
Vietnam                     May 12, 2003
Zambia                      January 6, 2003
Zimbabwe                    January 6, 2003